Exhibit 99.1

NEWS
INVESTOR CONTACT: (818) 225-3550
David Bigelow or Lisa Riordan
MEDIA CONTACT: (800) 796-8448
COUNTRYWIDE REPORTS AUGUST 2005 OPERATIONAL RESULTS
– MORTGAGE SERVICING PORTFOLIO SURPASSES $1 TRILLION –
– MONTHLY MORTGAGE LOAN FUNDINGS REACH RECORD HIGH OF $53 BILLION –
– FINANCIAL IMPACT OF HURRICANE KATRINA STILL UNDER ASSESSMENT –
CALABASAS, CA (September 12, 2005) – Countrywide Financial Corporation (NYSE: CFC) commented on Hurricane Katrina and released operational data for the month ended August 31, 2005.
“Hurricane Katrina has tragically impacted the people and communities of the Gulf Coast,” said Angelo R. Mozilo, Chairman and Chief Executive Officer. “Our thoughts are with the people who were affected by this natural disaster, including those in our own Countrywide family. We are continuing to focus on assisting our customers and employees as they deal with the hurricane’s aftermath. Countrywide stands ready to do its part to support the rebuilding effort, as demonstrated by our announcement last Friday the Company will make initial contributions of up to $1.6 million to hurricane-related relief programs.”
“As the recovery begins, our attention must turn to the determination of Hurricane Katrina’s financial impact,” said Stanford L. Kurland, President and Chief Operating Officer. “Countrywide’s principal sources of exposure are expected to relate to our insurance operations, residuals and loans held for investment. The Company has already established a sophisticated protocol for assessing the damage, but the availability and integrity of data regarding the condition of affected properties remain problematic at this time. As inspectors gain access to these areas and provide credible information, we will develop reliable loss estimates. While the financial impact of Hurricane Katrina to Countrywide is not determinable at present, we believe it will not be insignificant. In comparison, the Company’s hurricane losses in 2004 were approximately $70 million, and expectations are that the financial impact of Hurricane Katrina will exceed that amount. Management believes, however, that the Company is well-positioned to effectively manage the consequences of this natural disaster.”
Notwithstanding the effects of Hurricane Katrina, Countrywide’s operational statistics for the month of August 2005 were notable. Operational highlights included the following:
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•	The mortgage loan servicing portfolio set a Company and industry milestone, surpassing $1.0 trillion at August 31, 2005. This is an increase of $255 billion, or 33 percent, from August 2004.

•	Mortgage loan fundings for the month of August reached $53 billion, a new record and a 71 percent increase from August 2004. Year-to-date mortgage loan fundings were $309 billion.
—	Monthly purchase volume was a record $25 billion, 41 percent higher than August 2004. Year-to-date purchase activity totaled $148 billion.

—	Adjustable-rate loan fundings for the month reached a new high of $27 billion, rising 49 percent from August 2004. Year-to-date adjustable-rate fundings totaled $166 billion.

—	Home equity loan fundings for August set a new record at $4.1 billion, an increase of 35 percent from August 2004, bringing year-to-date home equity production to $28 billion.

—	Nonprime loan fundings totaled $4.5 billion in August, also a new benchmark, and an increase of 5 percent from August 2004. This brought year-to-date nonprime fundings to $28 billion.

—	On a consolidated basis, Countrywide funded $10.4 billion in pay-option ARM loans and $9.4 billion in interest-only loans for the month of August 2005.

—	It should be noted that the various mortgage loan funding categories listed above are not mutually exclusive and are not intended to equal 100 percent of total fundings.
•	Average daily mortgage loan application activity in August was $3.2 billion, 54 percent greater than the August 2004 level. The mortgage loan pipeline increased by 56 percent from August 2004 to $78 billion at August 31, 2005, marking its second highest level.

•	Total assets at Countrywide Bank reached $73 billion at August 31, 2005, an increase of 135 percent, or $42 billion, from August 2004.
—	Countrywide Bank funded $3.3 billion of pay-option ARM loans and $0.2 billion of interest-only loans during the month of August 2005.
•	Securities trading volume at Capital Markets set a new record at $346 billion in August, 44 percent higher than August 2004. Year-to-date securities trading volume reached $2.4 trillion.

•	Monthly net earned premiums from the Insurance segment were $79 million, up 23 percent from August 2004. Year-to-date net earned premiums totaled $575 million.

•	Subservicing volume at Global Home Loans was $109 billion at August 31, 2005, unchanged from August 2004.
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“Being the first servicer to reach $1 trillion in loans serviced is one of the great milestones in Countrywide’s history,” Kurland continued. “Achievements in the Production sector were notable as well, including a record high of $53 billion in monthly mortgage loan fundings, surpassing the previous record set in July 2003. These accomplishments are a testament to the tremendous work ethic and unmatched expertise of Countrywide’s management team and employees. At the same time, these milestones emphasize how we have helped millions of American families achieve the dream of homeownership.”
Countrywide continues to assess the impact of Hurricane Katrina on our businesses, assets and operations. Many factors could ultimately affect the financial impact on Countrywide, including, but not limited to, new information that may become available as the affected areas become accessible; the short-term and long-term impact on the economies of the affected communities; the conduct of borrowers in the affected areas; the actions of various third parties, including government agencies and government-sponsored entities that support housing, insurance companies, lenders and mortgage insurance companies; the apportionment of liability among insurers; the availability of catastrophic reinsurance proceeds; factors impacting property values in the affected areas, including any environmental factors such as the presence of toxic chemicals; subsequent storm activity; and other factors.
Founded in 1969, Countrywide Financial Corporation is a member of the S&P 500, Forbes 2000 and Fortune 500. Through its family of companies, Countrywide provides mortgage banking and diversified financial services. Mortgage banking businesses include loan production and loan servicing principally through Countrywide Home Loans, Inc., which originates, purchases, securitizes, sells, and services prime and nonprime mortgage loans. Also included in Countrywide’s mortgage banking segment is the LandSafe group of companies which provide loan closing services. Diversified financial services encompass banking, capital markets, insurance, and global operations, largely through the activities of Countrywide Bank, N.A., a bank offering depository and home loan products; Countrywide Capital Markets, a mortgage-related investment banker; Balboa Insurance Group, whose companies are national providers of property, life and casualty insurance; Balboa Reinsurance, a captive mortgage reinsurance company; and Global Home Loans, a U.K. mortgage banking joint venture in which Countrywide holds a majority interest. For more information about the Company, visit Countrywide’s website at www.countrywide.com.
This Press Release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, regarding management’s beliefs, estimates, projections, and assumptions with respect to, among other things, the Company’s future operations, business plans and strategies, as well as industry and market conditions, all of which are subject to change. Actual results and operations for any future period may vary materially from those projected herein and from past results discussed herein. Factors which could cause actual results to differ materially from historical results or those anticipated include, but are not limited to: competitive and general economic conditions in each of our business segments; changes in general business, economic, market and political conditions in the United States and abroad from those expected; loss of investment grade rating that may result in an increase in the cost of debt or loss of access to corporate debt markets; reduction in government support of homeownership; the level and volatility of interest rates; changes in interest rate paths; changes in generally accepted accounting principles or in the legal, regulatory and legislative environments in the markets in which the Company operates; the ability of management to effectively implement the Company’s strategies; and other risks noted in documents filed by the Company with the Securities and Exchange Commission from time to time. Words like “believe,” “expect,” “anticipate,” “promise,” “plan,” and other expressions or words of similar meanings, as well as future or conditional verbs such as “will,” “would,” “should,” “could,” or “may” are generally intended to identify forward-looking statements. The Company undertakes no obligation to publicly update or revise any forward-looking statements.
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COUNTRYWIDE FINANCIAL CORPORATION AND SUBSIDIARIES
OPERATING STATISTICS(1)
(Dollars in Millions)

	Month Ended		Year-to-Date
	August 31,	August 31,	August 31,
	2005	2004	2005
LOAN PRODUCTION
Number of Working Days in the Period	23	22	168
Average Daily Mortgage Loan Applications	$3,168	$2,051	$2,677
Mortgage Loan Pipeline (loans-in-process)	$78,062	$50,024
Commercial Real Estate Loan Pipeline (loans-in-process)	$458	$72

Loan Fundings:
Consumer Markets Division	$14,488	$9,288	$91,639
Wholesale Lending Division	8,254	6,102	52,282
Correspondent Lending Division	22,681	11,152	119,316

Total Mortgage Banking	45,423	26,542	263,237
Capital Markets	2,335	1,592	10,310
Countrywide Bank (2)	5,309	2,988	35,436

Total Mortgage Loan Fundings	53,067	31,122	308,983
Commercial Real Estate Fundings	397	—	1,986

Total Loan Fundings	$53,464	$31,122	$310,969

Loan Fundings in Units:
Consumer Markets Division	81,911	67,019	543,384
Wholesale Lending Division	38,251	34,422	256,400
Correspondent Lending Division	107,029	64,659	596,022

Total Mortgage Banking	227,191	166,100	1,395,806
Capital Markets	8,148	6,948	40,901
Countrywide Bank (2)	44,162	28,829	285,913

Total Mortgage Loan Fundings in Units	279,501	201,877	1,722,620
Commercial Real Estate	30	—	141

Total Loan Fundings in Units	279,531	201,877	1,722,761

Mortgage Loan Fundings:
Purchase (3)	$25,079	$17,797	$147,976
Non-purchase (3)	27,988	13,325	161,007

Total Mortgage Loan Fundings	$53,067	$31,122	$308,983

Mortgage Loan Fundings by Product:
Government Fundings	$1,114	$961	$6,946
ARM Fundings	$27,267	$18,278	$166,406
Home Equity Fundings	$4,122	$3,056	$27,585
Nonprime Fundings	$4,504	$4,275	$28,421

MORTGAGE LOAN SERVICING (4)
Volume	$1,020,416	$765,342
Units	7,089,887	5,773,837
Subservicing Volume (5)	$28,868	$16,312
Subservicing Units	259,688	169,665
Prepayments in Full	$25,111	$13,232	$148,768
Bulk Servicing Acquisitions	$3,393	$4,626	$43,173
Portfolio Delinquency (%) — CHL (6)	3.68%	3.57%
Foreclosures Pending (%) — CHL (6)	0.42%	0.35%
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COUNTRYWIDE FINANCIAL CORPORATION AND SUBSIDIARIES
OPERATING STATISTICS(1)
(Dollars in Millions)

	Month Ended		Year-to-Date
	August 31,	August 31,	August 31,
	2005	2004	2005
LOAN CLOSING SERVICES (units)
Credit Reports	914,659	677,931	6,558,923
Flood Determinations	318,626	265,888	2,344,592
Appraisals	123,082	74,314	779,776
Automated Property Valuation Services	750,312	480,329	4,918,115
Other	16,786	13,324	122,477

Total Units	2,123,465	1,511,786	14,723,883

CAPITAL MARKETS
Securities Trading Volume (7)	$345,998	$240,678	$2,357,937

BANKING
Assets Held by Countrywide Bank (in billions)	$72.5	$30.9

INSURANCE
Net Premiums Earned:
Carrier	$63.7	$50.7	$459.0
Reinsurance	14.8	13.1	116.0

Total Net Premiums Earned	$78.5	$63.8	$575.0

GLOBAL OPERATIONS
Global Home Loans Subservicing Volume (in billions)	$109	$109

Period-end Rates
10-Year U.S. Treasury Yield	4.02%	4.13%
FNMA 30-Year Fixed Rate MBS Coupon	5.15%	5.16%

(1)	The above data reflect current operating statistics and do not constitute all factors impacting the quarterly and annual financial results of the Company. All figures are unaudited and monthly figures may be adjusted in the reported financial statements of the Company. Such financial statements are provided by the Company quarterly. The Company makes no commitment to update this information for changes in circumstances or events which occur subsequent to the date of this release.

(2)	Countrywide Bank funds loans primarily for investment purposes; these loans are processed for Countrywide Bank by the Company’s Mortgage Banking production divisions.

(3)	Purchase fundings include first trust deed and home equity loans used as purchase money debt in the acquisition of a home. Non-purchase fundings include first trust deed refinance loans, home equity refinance loans, and stand-alone home equity loans.

(4)	Includes loans held for sale, loans held for investment, and loans serviced for others under subservicing agreements.

(5)	Subservicing volume for non-Countrywide entities.

(6)	Expressed as a percentage of the total number of loans serviced, excluding subserviced loans and portfolios purchased at a discount due to their non-performing status.

(7)	Includes trades with Mortgage Banking Segment.
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